UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

RTX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Wilson Boulevard, Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

(781) 522-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	NYSE
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	NYSE
(CUSIP 75513E AB7)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, the Board of Directors (the “Board”) of RTX Corporation (the “Company”) elected Christopher T. Calio President & Chief Executive Officer, to be effective May 2, 2024, and a member of the Board, effective December 14, 2023. Mr. Calio will no longer serve as the Company’s Chief Operating Officer as of May 2, 2024.

Mr. Calio will succeed Gregory J. Hayes as Chief Executive Officer. Mr. Hayes will continue to serve as Chairman of the Board and will become Executive Chairman of the Board effective May 2, 2024. Mr. Fredric G. Reynolds will continue to serve as the independent Lead Director.

Prior to his appointment as the Company’s President & Chief Operating Officer, which was effective March 1, 2023, Mr. Calio, 50, served as the Company’s Chief Operating Officer, beginning March 1, 2022. From January 2020 to February 2022, Mr. Calio served as President, Pratt & Whitney. From February 2017 to December 2019, he served as President, Commercial Engines, Pratt & Whitney, and as Chief of Staff to the Chairman & CEO from February 2015 to January 2017. Mr. Calio joined the Company in 2005 as Counsel and served in positions of increasing responsibility across the Company, including as Vice President & General Counsel of UTC Aerospace Systems and Vice President & Counsel, Commercial Engines, Pratt & Whitney. Mr. Calio received his B.A. in Political Science from Trinity College, as well as a J.D. and an MBA from the University of Connecticut.

 Mr. Hayes has served as the Company’s Chairman of the Board since June 2021 and previously served as Chairman of the Board from September 2016 to April 2020. Mr. Hayes has served as the Company’s Chief Executive Officer since November 2014. From September 2008 to November 2014, Mr. Hayes served as the Company’s Senior Vice President and Chief Financial Officer. Mr. Hayes joined the Company through the 1999 acquisition of Sundstrand Corporation, where he served as Vice President, Finance for Sundstrand Aerospace.

On December 14, 2023, the Board approved the following compensation actions for Mr. Calio in connection with his appointment as President & Chief Executive Officer: (i) annual base salary increase from $1,010,000 to $1,450,000, effective May 2, 2024, (ii) annual incentive target increase from 150% to 175% of base salary, effective May 2, 2024, and (iii) a 2024 long-term incentive (“LTI”) award with an estimated target value on the grant date of $13,500,000, comprised of 60% performance share units and 40% stock appreciation rights, to be granted on the same day as the Company’s annual executive LTI awards are granted to other Company officers.

On December 14, 2023, the Board approved the following compensation for Mr. Hayes in connection with his role change: (i) annual base salary of $1,100,000, effective May 2, 2024, (ii) annual incentive target of 125% of base salary, effective May 2, 2024, and (iii) a 2024 LTI award with an estimated target value on the grant date of $10,000,000, comprised of 60% performance share units and 40% stock appreciation rights, to be granted on the same day as the Company’s annual executive LTI awards are granted to other Company officers.

A copy of the Company’s press release announcing Mr. Calio’s elections and Mr. Hayes’ change in role is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99.1	Press release, dated December 14, 2023, issued by RTX Corporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: December 14, 2023	By:	/s/ RAMSARAN MAHARAJH
Ramsaran Maharajh
Executive Vice President & General Counsel